UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 18, 2015

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

American Superconductor Corporation (“AMSC”) held a Special Meeting of Stockholders on Wednesday, March 18, 2015 (the “Special Meeting”), at which AMSC’s stockholders took the following actions:

1. AMSC’s stockholders voted to approve a series of five separate amendments to AMSC’s restated certificate of incorporation, as amended, to effect a reverse stock split of AMSC’s common stock at ratios of 1-for-8, 1-for-9, 1-for-10, 1-for-11, and 1-for-12, respectively, such ratio to be determined by the Board of Directors, and to decrease the number of authorized shares of AMSC’s common stock to 75,000,000, subject to the Board of Directors’ authority to abandon such amendment, by a vote of 65,345,287 shares of common stock for, 8,275,842 shares of common stock against and 208,043 shares of common stock abstaining. There were no broker non-votes in connection with this proposal.

2. AMSC’s stockholders voted to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there were not sufficient votes at the time of the Special Meeting to approve Proposal 1 by a vote of 65,788,260 shares of common stock for, 7,708,366 shares of common stock against and 332,546 shares of common stock abstaining. There were no broker non-votes in connection with this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: March 18, 2015	By:	/s/ Daniel P. McGahn
Daniel P. McGahn President and Chief Executive Officer

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